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                                                                    Exhibit 3.29


                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                        KERRVILLE MOBILE HOLDINGS, INC.
                            FILE NUMBER 01634710-00

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation.

Issuance of this Certificate of Incorporation does not authorize the use of a corporate name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated:        July 09, 2001
Effective:    July 09, 2001


SEAL: THE STATE OF TEXAS




                                     /s/ Henry Cuellar
                                     -------------------------------------------
                                     Henry Cuellar
                                     Secretary of State
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                            ARTICLES OF INCORPORATION

                                       OF

                         KERRVILLE MOBILE HOLDINGS, INC.

     I, C. R. Weinheimer, the undersigned natural person of the age of 18 years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, adopt the following Articles of Incorporation for the corporation:

                                   ARTICLE ONE
                                   -----------

The name of the Corporation is Kerrville Mobile Holdings, Inc.

                                   ARTICLE TWO
                                   -----------

The period of the Corporation's duration is perpetual.

                                  ARTICLE THREE
                                  -------------

     The Corporation is organized for the purposes of transacting any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act (the "Act").

                                  ARTICLE FOUR
                                  ------------

     Authorized Shares: The Corporation is authorized to issue an aggregate of 10,000 shares of Common Stock having a par value of $.10 each.

     Common Stock Dividends: The holders of Common. Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with each share of Common Stock sharing equally, share for share, in all such dividends.

     Voting Rights: Certain-Restrictions; Common Stock: Except as otherwise expressly provided herein or as required under Texas law, holders of the Common Stock shall have the right to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation and each share of Common Stock shall be entitled to one vote.

                                  ARTICLE FIVE
                                  ------------

     The Corporation shall not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.

                                   ARTICLE SIX
                                   -----------

     The address of the Corporation's initial registered office is 955 Water Street, Kerrville, Texas 78028 and the name of the Corporation's Registered Agent at such address is C. R. Weinheimer.

                                  ARTICLE SEVEN
                                  -------------

     A. The number of directors constituting the initial Board of Directors is five, and the names of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

    Robert H. Sheridan,  III
    George E. Morgan,  III
    Conley L. Cathey
    C.R. Weinheimer
    T. W. Labatt, III

    The address of each director is 955 Water Street, Kerrville, Texas 78028.

    B. The number of directors of the corporation set forth in Clause A of this Article shall constitute the authorized number of directors until changed by amendment of the bylaws of the Corporation, as therein provided.

                                  ARTICLE EIGHT
                                  -------------

     Limitation of Liability: A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director. This Article does not eliminate or limit the liability of a director for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the. Corporation or an act or omission that involves intentional misconduct or a knowing violation o the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or. (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     This Article is intended to limit the liability of a director of the Corporation to the fullest extent permitted by law. In the event that the Texas Miscellaneous Corporation Laws Act or the Act


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is amended to authorize corporation action further limiting or eliminating liability of directors., then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by either of such acts, as so amended, without any further action. The limitation of liability contained in this Article shall not be deemed exclusive of any rights or limitations of liability or indemnity to which a director may otherwise entitled. Any repeal or modification of this Article by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Indemnification: Any person who was, is or is threatened to be made, a named defendant or respondent in any threatened, pending or completed action suit or proceeding, whether civil, criminal, arbitrational, investigative or administrative, any appeal of such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, a "proceeding"), by reason of the fact that he or she is or was
a. director or officer of the Corporation, or, while a director of officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extend authorized by the Act, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, court costs, fines, penalties, excise taxes, and amounts paid in settlement) reasonably incurred or suffered in connection therewith and such indemnification shall continue as to any such person who has ceased to be a director of officer and shall inure to the benefit of such persons' heirs, executor and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses (court costs and attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, the applicable requirements of the Act are met prior to such advancement.

     The right to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of, nor shall it be construed to limit, any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, bylaws, agreement, vote of shareholders or otherwise.

                                  ARTICLE NINE
                                  ------------

     The shareholders of the Corporation shall not have any preemptive rights to purchase, subscribe for or acquire any right or rights to purchase or subscribe for shares or other securities of any kind shares of the Corporation, except to the extent that the Corporation may by contract agree to provide any such preemptive rights to any shareholders.


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                                   ARTICLE TEN
                                   -----------

    The shareholders of the Corporation shall not be entitled to cumulative voting in the election of directors.

                                 ARTICLE ELEVEN
                                 --------------

    The name and address of the incorporator is:

    Name                                Address

    C. R.. Weinheimer                   955 Water Street
                                        Kerrville, Texas 78028




I have executed these Articles of Incorporation, this the    day of
                                                         ----
               , 2001.
---------------



                                 -----------------------------
                                 C. R. Weinheimer